UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 19, 2014

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On March 19, 2014, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Laidlaw & Company (UK) Ltd. as representative of the several underwriters listed on Schedule A thereto (the “Underwriters”), relating to the public offering and sale (the “Offering”) of (a) up to 5,600,000 shares of the Company’s common stock and (b) warrants to purchase up to 1,400,000 shares of the Company’s common stock with an exercise price of $1.56 per share. The shares of common stock and warrants will be issued separately. There is not expected to be any trading market for the warrants issued in the offering contemplated by the Underwriting Agreement. Each warrant is exercisable immediately upon issuance and will expire in 18 months from the date of issuance. The price to the public in this offering is $1.20 per share of common stock and related warrant. The net proceeds to the Company are expected to be approximately $6.1 million after deducting underwriting discounts and commissions and estimated offering expenses. The sale of such shares and warrants is expected to close on March 25, 2014, subject to customary closing conditions.

The common stock, the warrants, and the shares of common stock issuable from time to time upon exercise of the warrants, are being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-180460) declared effective by the SEC on May 1, 2012, a preliminary prospectus supplement and final prospectus supplement filed with the SEC on March 19, 2014 and March 20, 2014, respectively, in connection with the Company’s takedown relating to the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company, its directors and officers have agreed not to sell or otherwise dispose of any of the Company’s securities held by them for a period ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of Laidlaw & Company (UK) Ltd., as representative of the Underwriters, subject to certain exceptions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and a copy of the Form of Warrant is attached hereto as Exhibit 4.1 and both are incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in this Offering is attached as Exhibit 5.1 hereto.

Item 9.01.     Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 19, 2014
4.1	Form of Warrant
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: March 20, 2014

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 19, 2014
4.1	Form of Warrant
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)